Exhibit 99(n)

Babson Capital Funds Trust (the “Trust”)

Plan pursuant to Rule 18f-3(d) under the Investment Company Act of 1940

Effective as of August 21, 2013, as most recently amended October 15, 2014

WHEREAS, the Board of Trustees of Babson Capital Funds Trust (the “Trustees”) has considered the following multi-class plan (the “Plan”) under which the Trust may offer multiple classes of shares of its now existing and hereafter created series pursuant to Rule 18f-3 (the “Rule”) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, a majority of the Trustees and a majority of the Trustees who are not interested persons of the Trust have found the Plan, as proposed, to be in the best interests of each class of shares of each series of the Trust individually and the Trust as a whole.

NOW, THEREFORE, the Trust hereby approves and adopts the following Plan pursuant to the Rule.

THE PLAN

Each now existing and hereafter created series (“Fund”) of the Trust may from time to time issue one or more classes of shares, as detailed in the section herein titled “Class Arrangements” (each a “Class” and collectively, the “Classes”). Each Class is subject to such investment minimums and other conditions of eligibility as are set forth in the Trust’s prospectuses, each as from time to time in effect (each, a “Prospectus”). The differences in expenses between these Classes of shares are set forth below in this Plan, which is subject to change, to the extent permitted by law and by the Agreement and Declaration of Trust and Bylaws of the Trust, as amended from time to time, by action of the Trustees. Holders of shares of each Class shall have such privileges, including such conversion features and exchange privileges as are set forth below. Nothing in this Plan shall limit the authority of the Trustees to create additional classes of shares of any Fund.

CLASS CHARACTERISTICS

Shares of each Class of a Fund represent interests in the assets of such Fund. Certain Classes differ with respect to the amount of fees payable for distribution and/or shareholder servicing under a plan adopted pursuant to Rule 12b-1 under the 1940 Act (the “Rule 12b-1 Plan”)

EXPENSE ALLOCATIONS

Shares of each Class pay Rule 12b-1 Fees and/or Shareholder Servicing Fees, as described in Exhibit A. Each Class may, at the Trustees’ discretion, also pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Trust’s assets, if these expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than the other Classes (“Class Expenses”). All other expenses will be allocated among the Classes of each Fund on the basis of the net asset value of each Fund attributable to shares of each Class. Expenses may be waived or reimbursed by a Fund’s adviser, underwriter or any other provider of services to the Fund.

VOTING RIGHTS

Each Class of shares of each Fund has identical voting rights except that each Class has exclusive voting rights on any matter submitted to shareholders that relates solely to that Class, and has separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class. In matters as to which one or more Classes do not have exclusive voting rights, all Classes of shares of a Fund will vote together, except when a Class vote is required by the 1940 Act.

CLASS ARRANGEMENTS

The following summarizes the maximum initial sales loads, contingent deferred sales charges, maximum distribution fees, maximum shareholder servicing fees, maximum plan administration and/or shareholder administration fees, if any, conversion features, exchange privileges and other shareholder service fees, if any, applicable or allocated to each Class of shares of each Fund. Additional details regarding such fees and services are set forth in the relevant Fund’s (or Funds’) current prospectus(es) and statement of additional information.

1.	Class A Shares

A.	Maximum Initial Sales Load:

i.	Babson Global Floating Rate Fund: 3.00%

ii.	Babson Global Credit Income Opportunities Fund: 3.75%

B.	Contingent Deferred Sales Charge: Maximum of 1.00%

C.	Maximum Distribution and/or Service Fees: Pursuant to a Distribution Plan, Class A shares of a Fund pay distribution and service fees up to an annual rate of 0.25% of average daily net assets attributable to the Fund’s Class A shares.

D.	Conversion Features: None

E.	Exchange Privileges

i.	Cross-Fund Exchange: Class A shares of a Fund may be exchanged for Class A shares of any series of the Trust and such exchanges will be effected at the relative daily net asset values per share, plus any applicable redemption/exchange fee with respect to the exchanged shares. The exchange must meet the minimum purchase requirements of the fund into which the shares are being exchanged.

ii.	Same-Fund Exchange: Class A shares of a Fund may be exchanged for shares of a different class of the Fund and such exchanges will be effected at the relative daily net asset values per share, plus any applicable redemption/exchange fee with respect to the exchanged shares. The exchange must meet the minimum purchase requirements of the share class into which the shares are being exchanged.

F.	Other Shareholder Services: Class A shares shall have such arrangements for shareholder services as are determined or ratified by the Trustees of the Trust and described in the then-current prospectus for such shares.

2.	Class C Shares

A.	Maximum Initial Sales Load: None

B.	Contingent Deferred Sales Charge: Maximum of 1.00%

C.	Maximum Distribution and/or Service Fees: Pursuant to a Distribution Plan, Class C shares of a Fund pay distribution and service fees up to an annual rate of 1.00% of average daily net assets attributable to the Fund’s Class C shares.

D.	Conversion Features: None

E.	Exchange Privileges

i.	Cross-Fund Exchange: Class C shares of a Fund may be exchanged for Class C shares of any series of the Trust and such exchanges will be effected at the relative daily net asset values per share, plus any applicable redemption/exchange fee with respect to the exchanged shares. The exchange must meet the minimum purchase requirements of the fund into which the shares are being exchanged.

ii.	Same-Fund Exchange: Class C shares of a Fund may be exchanged for shares of a different class of the Fund and such exchanges will be effected at the relative daily net asset values per share, plus any applicable redemption/exchange fee with respect to the exchanged shares. The exchange must meet the minimum purchase requirements of the share class into which the shares are being exchanged.

F.	Other Shareholder Services: Class C shares shall have such arrangements for shareholder services as are determined or ratified by the Trustees of the Trust and described in the then-current prospectus for such shares.

3.	Class I Shares

A.	Maximum Initial Sales Load: None

B.	Contingent Deferred Sales Charge: None

C.	Maximum Distribution and/or Service Fees: None

D.	Conversion Features: None

E.	Exchange Privileges

i.	Cross-Fund Exchange: Class I shares of a Fund may be exchanged for Class I shares of any series of the Trust and such exchanges will be effected at the relative daily net asset values per share, plus any applicable redemption/exchange fee with respect to the exchanged shares. The exchange must meet the minimum purchase requirements of the fund into which the shares are being exchanged.

ii.	Same-Fund Exchange: Class I shares of a Fund may be exchanged for shares of a different class of the Fund and such exchanges will be effected at the relative daily net asset values per share, plus any applicable redemption/exchange fee with respect to the exchanged shares. The exchange must meet the minimum purchase requirements of the share class into which the shares are being exchanged.

F.	Other Shareholder Services: Class I shares shall have such arrangements for shareholder services as are determined or ratified by the Trustees of the Trust and described in the then-current prospectus for such shares.

4.	Class Y Shares

A.	Maximum Initial Sales Load: None

B.	Contingent Deferred Sales Charge: None

C.	Maximum Distribution and/or Service Fees: None

D.	Conversion Features: None

E.	Exchange Privileges

i.	Cross-Fund Exchange: Class Y shares of a Fund may be exchanged for Class Y shares of any series of the Trust and such exchanges will be effected at the relative daily net asset values per share, plus any applicable redemption/exchange fee with respect to the exchanged shares. The exchange must meet the minimum purchase requirements of the fund into which the shares are being exchanged.

ii.	Same-Fund Exchange: Class Y shares of a Fund may be exchanged for shares of a different class of the Fund and such exchanges will be effected at the relative daily net asset values per share, plus any applicable redemption/exchange fee with respect to the exchanged shares. The exchange must meet the minimum purchase requirements of the share class into which the shares are being exchanged.

F.	Other Shareholder Services: Class Y shares shall have such arrangements for shareholder services as are determined or ratified by the Trustees of the Trust and described in the then-current prospectus for such shares.

AMENDMENTS

The Plan may be amended from time to time in accordance with the provisions and requirements of the Rule.